PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Eternal Speech, Inc., of our report dated June 10, 2015 on our audit of the financial statements of Eternal Speech, Inc. as of February 28, 2015, and the related statements of operations, stockholders’ equity and cash flows as of February 28, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

January 6, 2016